For Immediate Release:
10.13.94

Contacts:

LIVE
Michael J. White
Executive Vice President and
General Counsel
818-778-3202

CAROLCO
Mitch Stoller
Ogilvy Adams & Rinehart
212-880-5285


CAROLCO PICTURES INC. AND LIVE ENTERTAINMENT INC.
ANNOUNCE TERMINATION OF MERGER AGREEMENT


Los Angeles, California - Carolco Pictures Inc. and LIVE Entertainment Inc. jointly announced today (13) that they had agreed to terminate the Merger Agreement between the two companies and all discussions regarding a possible business combination.

In a joint statement, Mario Kassar, Chairman of the Board and Chief Executive Officer of Carolco, and Roger Burlage, President and Chief Executive Officer of LIVE, commented, "We are disappointed that a number of factors, many of which were beyond our control, have resulted in our joint agreement to call off the merger of our two companies. Our focus now will be to concentrate our efforts on the continuing operations and finances of our separate businesses."

Carolco Pictures Inc. is an entertainment company engaged in the financing, production and leasing of motion pictures worldwide.

LIVE Entertainment Inc. is a diversified entertainment software supplier, distributor and retailer, headquartered in Los
Angeles, California.  LIVE is the parent company of L.A.-based
LIVE Home Video, a leading supplier of home video entertainment products.

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